Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Simtek Corporation of our report dated March 24, 2008 relating to our audit of the consolidated financial statements, included in and incorporated by reference in the Annual Report on Form 10-K of Simtek Corporation for the year ended December 31, 2007.

/s/Hein & Associates LLP

HEIN & ASSOCIATES LLP

Denver, Colorado

May 15, 2008